Exhibit 21
                  LIST OF SUBSIDIARIES OF MULTI SOLUTIONS, INC.
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Name of Subsidiary*                             State of Incorporation
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Multi Soft, Inc.                                New Jersey
FreeTrek.Com, Inc.                              New Jersey
NetCast, Inc.                                   New Jersey

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*    All of our subsidiaries do business under their own names.